UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      May 20, 2011 (March 4, 2011)

BlastGard International, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 McMullen Booth Road, Suite 242, Clearwater, Florida	33759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(727) 592-9400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K amends a Form 8-K filed on March 10, 2011 relating to an event that occurred on March 4, 2011. This Form 8-K includes the audited financial statements of HighCom Security Inc. for the years ended December 31, 2010 and 2009 and the required pro forma financial information.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) - (b)

The audited financial statements of HighCom for its last two fiscal years and the pro forma financial statements follow this page.

(d) Exhibits

4.01  Form of Subscription Agreement between the Company and the named investor dated March 4, 2011.*

4.02  Form of Secured Convertible Promissory Note issued to the named investor.*

4.03  Form of Class A Common Stock Purchase Warrant.*

10.1 Amendment to Binding Letter of Intent Agreement by and between BlastGard International, Inc. and HighCom Security, Inc.*
________________
* Previously filed..

HIGHCOM SECURITY INC
Consolidated financial statements
December 31, 2010 and 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Shareholders of HighCom Security, Inc..:

I have audited the accompanying balance sheets of HighCom Security, Inc. as of December 31, 2010 and 2009 and the related statements of operations and changes in stockholders’ equity and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these consolidated financial statements based on our audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required at this time, to have, nor were we engaged to perform an audit of its internal control over financial reporting.  My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal controls over financial reporting.  Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provided a reasonable basis for my opinion.

In my opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of HighCom Security, Inc. as of December 31, 2010 and 2009and the results of its operations for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Peter Messineo, CPA

Peter Messineo, CPA
Clearwater, Florida

May 20, 2011

HighCom Security, Inc.
Consolidated Balance Sheet

	December 31,	December 31,
	2010	2009
Assets
Current assets
Cash	$56,340	$120,348
Accounts receivable	60,208	588,673
Inventory	144,087	1,024,873
Deferred costs	158,118	61,602
Prepaid expenses	40,176	77,368
Total current assets	458,929	1,872,864

Property & equipment, net of accumulated
depreciation of $238,037 and $188,378, respectively	206,159	298,041

Loans to shareholders	276,526	199,454
Investment in affiliate	121,287	130,329
Total Assets	$1,062,901	$2,500,688

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$1,195,031	$1,465,129
Accrued expenses	677,075	1,307,176
Notes payable	612,537	614,372
Loans and notes payable, related parties	-	-
Total current liabilities	2,484,642	3,386,677

Total liabilities	2,484,643	3,386,677

Stockholders' Equity
Common Stock, no stated par value, 10,000 shares
authorized; 1,171 and 1,171 shares
issued and outstanding, respectively	15,025	15,025
Minority interest	2,490	2,490
Subscriptions recievable	(1,025)	(1,025)
Accumulated deficit	(1,438,232)	(902,479)
Total stockholders' deficit	(1,421,742)	(885,989)

Total Liabilities and Stockholders' Equity	$1,062,901	$2,500,688

The accompanying notes are an integral part of these financial statements.

HighCom Security, Inc.
Consolidated Statement of Operations

	For the Year Year Ended
	December 31,
	2010	2009

Revenues	$5,424,180	$3,836,800
Direct costs	4,026,007	3,068,087

Gross Profit	1,398,173	768,713

Operating expenses:
Consulting	1,811,217	1,756,882
General and administrative	(6,281)	59,047
Amortization and depreciation	76,672	101,540
Interest expenses	52,319	31,072
Total operating expenses	1,933,927	1,948,541

Loss from operations before income taxes	(535,754)	(1,179,828)

Provision for income taxes	-	-

Net loss	$(535,754)	$(1,179,828)

The accompanying notes are an integral part of these financial statements.

HighCom Security, Inc.
Consolidated Statement of Stockholders' Deficit

						Stock-
	Common		Subscription	Minority	Retained	Holders'
	shares	Value	Receivable	Interest	Earnings	Deficit

Balance at December 31, 2008	1,171	$15,025	$(1,025)	$-	$277,350	$291,350

Minority interest in new subsidiary				2,490		2,490

Net loss					(1,179,828)	(1,179,828)

Balance at December 31, 2009	1,171	15,025	(1,025)	2,490	(902,478)	(885,988)

Net loss					(535,754)	(535,754)

Balance at December 31, 2010	1,171	$15,025	$(1,025)	$2,490	$(1,438,232)	$(1,421,742)

The accompanying notes are an integral part of these financial statements.

HighCom Security, Inc.
Consolidated Statement of Cash Flows

	For the Year Year Ended
	December 31,
	2010	2009

Cash Flows from Operating Activities:
Net (loss) income	$(535,754)	$(1,179,828)
Adjustment to reconcile Net Income to net
cash provided by operations:
Depreciation and amortization	76,672	101,540
Gain on sale of assets	(13,448)	-
Changes in assets and liabilities:
Accounts receivable	528,465	198,634
Inventory	880,786	(758,811)
Deferred costs	(96,516)	54,536
Prepaid expenses	37,192	(77,368)
Accounts payable	(270,098)	155,045
Accrued expenses	(630,109)	1,029,382
Net Cash (Used) Provided by Operating Activities	(22,811)	(476,870)

Cash Flows from Investing Activities:
Purchase of property and equipment	(3,193)	(221,550)
Investment in affiliate	9,043	-
Proceeds from sale of assets	31,850	-
Net Cash (Used) by Operating Activities	37,700	(221,550)

Cash Flows from Financing Activities:
Proceeds from issuance of note payable	(1,835)	426,050
Related party advances	(77,072)	-
Net Cash (Used) Provided by Operating Activities	(78,907)	426,050

Net increase/decrease in Cash	(64,018)	(272,370)

Cash at beginning of period	120,348	392,718

Cash at end of period	$56,330	$120,348

Supplemental cash flow information:
Interest paid	$52,319	$31,072
Taxes paid	$14,065	$13,713

The accompanying notes are an integral part of these financial statements.

HIGHCOM SECURITY, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2010 and 2009

1.	Description of Business

HighCom Security, Inc. is a worldwide security equipment provider based in San Francisco, California. We design, manufacture and distribute a unique range of leading security products and personal protective gear with a focus on customer needs. Our management team has over 25 years of experience in the defense and law enforcement sectors with specific knowledge in tactical armor.

We serve a wide range of customers throughout the world. Our North American customer base includes the Department of Defense and the Department of Homeland Security. We cater to local law enforcement agencies, correctional facilities and municipal authorities, as well as large corporations. We export our products throughout the world and have business ties in Asia, Africa, Europe, Latin America and the Middle East.

 HighCom Security is an accredited ISO 9001:2000 company, a certified GSA vendor, and a certified small business and licensed CMAS contractor in the state of California.

The Company was organized under the laws of the State of California in 1997 as a corporation.

2.	Principles of Consolidation and Basis of Presentation

Consolidation

These consolidated financial statements include the assets and liabilities of HighCom Security, Inc, HC Ballistic LLC and HighCom Online –CCTV (a division of HighCom Security, Inc.) as of December 31, 2010 and 2009 and the results of operations of each company for the years then ended.  The All material intercompany transactions have been eliminated

HighCom Securities, Inc. (HighCom), originally located in San Francisco California, is a global provider of security equipment and a leader in advanced ballistic armor manufacturing.  The Company uses contract manufacturers for production and has moved the corporate offices to Clearwater Florida as of May 1, 2011.

HighCom Online Inc. is an online outlet for HighCom Security products.  The Company operated out of the HighCom offices.

HC Ballistics LLC was a joint venture with a related party to produce products for HighCom customers.  The Company operated out of HighCom offices and used a production facility in South Florida.  The agreement with the related party was terminated February 1, 2011.

Use of Estimates

The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

Financial Instruments

The carrying amounts of cash, receivables and current liabilities approximated fair value due to the short-term maturity of the instruments.  Debt obligations were carried at cost, which approximated fair value due to the prevailing market rate for similar instruments.

Fair Value Measurement

All financial and nonfinancial assets and liabilities were recognized or disclosed at fair value in the consolidated financial statements.  This value was evaluated on a recurring basis (at least annually).  Generally accepted accounting principles in the United States define fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on a measurement date. The accounting principles also established a fair value hierarchy which required an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  Three levels of inputs were used to measure fair value.

Level 1: Quotes market prices in active markets for identical assets or liabilities.

Level 2: Observable market based inputs or unobservable inputs that were corroborated by market data.

Level 3: Unobservable inputs that were not corroborated by market data.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains its cash deposits in major financial institutions in the United States. At times deposits within a bank may exceed the amount of insurance provided on such deposits. Generally, these deposits are redeemed upon demand and, therefore, are considered by management to bear minimal risk.

Accounts Receivable

Accounts receivable represent amounts due from customers in the ordinary course of business from sales activities in each of the Company’s business segments.  The Company considers accounts more than 90 days old to be past due. The Company uses the allowance method for recognizing bad debts. When an account is deemed uncollectible, it is written off against the allowance. The Company generally does not require collateral for its accounts receivable. The Company considers all accounts receivable to be collectable and consequently has provided no allowance for doubtful accounts.

A majority of the Company’s revenues and accounts receivable pertain to contracts with the United Nations, US and foreign governments.

Inventory

Inventory is stated at the lower of cost (first-in, first-out) or market.  Market was generally considered to be net realizable value.  Inventory consisted of materials used to manufacture the Company’s products work in process and finished goods ready for sale.  The breakdown of inventory at December 31, 2010 and 2009 is as follows:

	2010	2009

Finished goods	13,398	25,7133
Work in process	-	324,606
Materials and supplies	1,345,976	417,061
Total inventory	1359,374	767,380

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by applying principally the straight-line method to the estimated useful lives of the related assets. Useful lives range from 10 to 20 years for buildings and improvements and 5 to 10 years for machinery, equipment, furniture and fixtures. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life of the improvements. When property or equipment is retired or otherwise disposed of, the net book value of the asset is removed from the Company’s balance sheet and the net gain or loss is included in the determination of operating income. Property, plant and equipment acquired as part of a business acquisition is valued at fair value.

Impairment of Long-Lived Assets

The Company evaluates the carrying value of its long-lived assets at least annually.  Impairment losses were recorded on long-lived assets used in operations when indicators of impairment were present and the undiscounted future cash flows estimated to be generated by those assets were less than the assets’ carrying amount.   If such assets were impaired, the impairment to be recognized was measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.  Assets to be disposed of were reported at the lower of the carrying value or fair value, less costs to sell.

Revenue Recognition

Sales revenue is generally recognized upon the shipment of product to customers or the acceptance by customers of the product.  Allowances for sales returns, rebates and discounts are recorded as a component of net sales in the period the allowances were recognized.  The majority of the Company’s revenue is generated under various fixed and variable price contracts as follows:

Revenues on fixed-price type contracts are recognized using the Percentage-Of-Completion (POC) method of accounting as specified in government contract accounting standards and the particular contract.  Revenues earned on fixed-price production contracts under which units are produced and delivered in a continuous or sequential process are recognized as units are delivered based on their contractual selling prices (the “Units-of-Delivery” basis of determination).  Sales and profits on each fixed-price production contract under which units are not produced in a continuous or sequential process are recorded based on the ratio of actual cumulative costs incurred to the total estimated costs at completion of the contract, multiplied by the total estimated contract revenue, less cumulative sales recognized in prior periods (the “Cost-to-Cost” basis of determination).  Under both types of basis for determining revenue earned, a single estimated total profit margin is used to recognize profit for each contract over its entire period of performance, which can exceed one year. The estimated total profit margin is evaluated on a periodic basis by management throughout the term of an individual contract to determine if the estimated total profit margin should be adjusted.

Cost of Revenues

The costs of revenues include direct materials and labor costs, and indirect labor associated with production and shipping costs.

Advertising Costs

The costs of advertising are expensed as incurred. Advertising expenses are included in the Company’s operating expenses.

Shipping Costs

The Company includes shipping costs in cost of goods sold.

Income Taxes

Income taxes were provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the recorded book basis and the tax basis of assets and liabilities for financial and income tax reporting.  Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities were recovered or settled.  Deferred tax assets were also recognized for operating losses that were available to offset future taxable income and tax credits that were available to offset future federal income taxes, less the effect of any allowances considered necessary.

Effect of Recent Accounting Pronouncements

The Company reviews new accounting standards as issued. No new standards had any material effect on the financial statements.  Accounting pronouncements issued subsequent to the date of these consolidated financial statements were considered significant by management and evaluated for the potential effect on these consolidated financial statements.  Management does not believe any subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to December 31, 2010 through the date these financial statements were issued.

3.	Customer Deposits

Customer deposits are often received and represents liabilities of the Company associated with contracts in process as of the balance sheet date.  These liabilities are included in accrued expenses and consist of the following:

Advance Payments - The Company has certain contracts with the U.S. or foreign Governments that are funded through “Performance-Based-Payments”.  Performance-based-payments are a method of financing designed by the Government to facilitate the accomplishment of the terms of the contract, and are not payments for accepted items.  These financing payments are designed as a funding mechanism to facilitate production and may be made based on performance measured by objective, the accomplishment of defined events, or other quantifiable measures of results.  As units are delivered and invoiced, the government withholds a percentage of the invoiced amount as repayment of the contract financing advances.  The balance outstanding as of December 31, 2010 and 2009 was $251,621 and $912,536, respectively.

4.	Long Term Debt

The Company had three revolving credit facilities.  Long term debt consisted of the following as of December 31, 2010 and 2009:

	December 31, 2010	December 31, 2009
$450,000 line of credit from Fifth Third Bank,
interest only at x% annually, due on demand	$452,418	$484,972

$150,000 revolving credit card facility with Wells Fargo Bank,
interest only at x% annually, due on demand	149,823	129,400

$50,000 revolving credit card facility with California Bank
& Trust (non-assumable), interest only, due
on demand	49,750	39,875
	651,991	654,247
Less: current maturities	(651,991)	(654,247)
	$-	$-

5.	Income Taxes

A reconciliation of U.S. statutory federal income tax rate to the effective rate follows:

	December 31, 2010	December 31, 2009
U.S. statutory federal rate, graduated	34.00%	34.00%
State income tax rate, net of Federal	3.6%	3.6%
Permanent book-tax differences	(0.03%)	(0.03%)
Net operating loss(NOL) for which no tax benefit was available.	-37.57%	-37.57%
Net tax rate	0.00%	0.00%

At December 31, 2010, deferred tax assets consisted of a net tax asset of approximately $540,000, due to operating loss carryforwards of approximately $1,434,000 which was fully allowed for, in the valuation allowance of $540,000.  The valuation allowance offsets the net deferred tax asset for which it was more likely than not that the deferred tax assets will not be realized.  The change in the valuation allowance for the years ended December 31, 2010 and 2009 totaled approximately $201,000 and $444,000 respectively.  The current tax benefit also totaled $201,000 and $444,000 for the years ended December 31, 2010 and 2009, respectively.  The net operating loss carryforwards expire through the year 2029.

The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the deferred tax asset will be realized.  At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax assets was no longer impaired and the allowance was no longer required.

Should the Company undergo an ownership change as defined in Section 382 of the Internal Revenue Code, the Company’s tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation, which could reduce or defer the utilization of these losses.

6.	Related Party Transactions

The company has loans a shareholder in the amount of $276,526 and $199,454 at December 31, 2010 and 2009, respectively.  These loans are undocumented and bear no interest rate.  The loans are due on demand.

The Company leased manufacturing space from an entity owned by the majority shareholder until a fire damaged the facility in June 2009.

The amounts and terms of the above transactions may not necessarily be indicative of the amounts and terms that would have been incurred had comparable transactions been entered into with independent third parties.

7.	Commitments and Contingencies

From time to time the Company may be a party to litigation matters involving claims against the Company.  Management believes that there are no current matters that would have a material effect on the Company’s financial position or results of operations.

The Company leases office space in San Francisco, California under a lease ending April 30, 2011.  The Company was also leasing commercial space and an apartment in Columbus, Ohio on a month to month basis.  Rent expense for the years ended December 31, 2010 and 2009 was $213,672 and $203,176, respectively.

During 2009, the Company was under investigation by the Federal Bureau of Investigation and the State department for violations of the Foreign Corrupt Practices Act.  In January 2010 an indictment was opened against the majority shareholder for alleged violations of this act.  The Company was not implicated but its export licenses were pulled pending a change in ownership.  A substantial contract with the United Nations was put on hold, but sales to local and state governments continued.

8.	Subsequent Events

Subsequent to December 31, 2010, the shareholder elected to sell 98.2% of the stock to an unrelated corporation.  At the change in control, the old officers resigned and new management took over as January 25, 2011.  The Company has re-established its export licenses in April 2011.

As previously reported, on January 25, 2011, BlastGard International, Inc. ("BlastGard") entered into a binding Letter of Intent (“LOI”) with HighCom Security, Inc. (“HighCom”) under which BlastGard would acquire 100% of the common stock of HighCom from the stockholders of HighCom, none of whom are affiliates of BlastGard. HighCom is a worldwide security equipment provider based in San Francisco, California. HighCom designs, manufactures and distributes a unique range of security products and personal protective gear. BlastGard and HighCom have agreed to consummate a Stock Purchase Agreement, subject to the approval of all necessary parties, agencies or regulatory organizations. As of the signing of the agreement, BlastGard immediately assumed the operations of HighCom and started to provide financing for the operations while a definitive agreement is drawn up over the next 90 days.

As stated above, the LOI contemplated several closing conditions and the closing in escrow with a possible of rescission if the State Department does not reinstate HighCom’s export license. On March 4, 2011, among other changes the LOI was amended as follows: 1) the LOI constitutes the definitive stock purchase agreement; 2) BlastGard issued 9,820,666 shares of its Common Stock and promissory notes totaling $196,400 to Robert Rimberg as trustee for an Irrevocable Trust FBO and Yochi Cohen and his wife, Yocheved Cohen–Charash (the "Trust") in exchange for 1,150 shares of the outstanding 1,171 shares of HighCom Common Stock, equivalent to 98.2% of the outstanding shares; 3) the parties agree to waive all closing conditions, escrow provisions and right of rescission; and 4) BGI agreed for a period of 30 days to offer to purchase Ron Peled 21 shares of HighCom from him or his transferee at a cost of 179,934 shares of BGI Common Stock and in exchange for promissory notes totaling $3,600, with terms identical to those received by the Trust plus 1.8% of the earn-out provisions contained in the LOI.  The minority shareholder did not accept the offer.

BlastGard also agreed to an earn-out consisting of up to $100,000 in cash and up to 35,000,000 shares of common stock based on a pro-rata basis if revenue reaches certain goals.  Blastgard management believes that the revenues goals are very achievable and have valued the contingent consideration at 68% of the market price at the time of the agreement.

BlastGard International, Inc. accounted for the assets, liabilities and ownership interests in accordance with the provisions of ASC 805, Business Combinations for acquisitions occurring in years beginning after December 15, 2008 (formerly SFAS No. 141R, Business Combinations).  As such, the recorded assets and liabilities acquired were recorded at fair value and any difference in the net asset values and the consideration given will be recorded as a gain on acquisition or as goodwill. The pro forma consolidated balance sheet as of December 31, 2010 and consolidated statement of operations for the year then ended for the consolidated entity as if the acquisition had occurred on January 1, 2010 is as follows.

The pro forma results disclosed in the tables below are based on annual audited statements of BlastGard International and High Com Securities and subsidiaries.  Various assumptions were made and are not necessarily indicative of the results of operations that would have occurred had the Company completed this acquisition on January 1, 2010.  The audited consolidated financial statements for HighCom Security, Inc. for the years ended December 31, 2010 and 2009 are attached.

The consolidated balance sheet and statement of operations as of and for the three months ended March 31, 2011 is reported on the Company’s Form 10-Q filed on May 20, 2011.

BlastGard International, Inc
Proforma Information
5/20/2011

Assets				December 31, 2010
Current assets	BlastGard International Inc	HighCom Security Inc and Subsidiaries	pro forma adjustments	Proforma Consolidated Entity

Cash	$46,382	56,340		$102,722
Accounts receivable	342	60,208		60,550
Inventory	51,290	144,087		195,377
Deferred cost	-	158,118		158,118
Prepaid expenses	-	40,176		40,176
Total current assets	98,014	458,929		556,943

Property & equipment, net of accumulated
depreciation of $313,794	64	206,159	(16,000)	190,223

Net loans from shareholders	-	276,526	571,881	848,407
Intangible property, net of accumulated
amortization of $198,458	24,344		386,667	411,011
Deferred patent costs	203,535			203,535
Investment in affiliate	-	121,287	(121,287)	-
Goodwill	-		1,808,215	1,808,215
Deposits	300			300
Total Assets	$326,257	1,062,901	2,629,476	4,018,634

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$249,087	1,195,031		1,444,118
Accrued expenses	385,094	677,075		1,062,169
Customer deposits and deferred revenue	-			-
Current portion notes payable	729,652	612,537	194,600	1,536,789
Loans and notes payable, related parties	14,421			14,421
Total current liabilities	1,378,254	2,484,643		4,057,497

Contingent liability	-		1,239,284	1,239,284
Total liabilities	1,378,254	2,484,643		5,296,781

Stockholders' Equity
Common Stock, $.001 par value, 100,000,000 shares
authorized; 70,940,142 and 50,586,142 shares
issued and outstanding, respectively	56,086	15,025	(15,025)	56,086
Additional paid-in capital	12,560,249			12,560,249
Minority interest	-	2,490	(35,307)	(32,817)
Subscription receivabel	-	(1,025)	1,025	-
Accumulated deficit	(13,668,332)	(1,438,232)	1,244,899	(13,861,665)
Total stockholders' deficit	(1,051,997)	(1,421,742)		(1,278,147)

Total Liabilities and Stockholders' Equity	$326,257	1,062,901	2,629,476	4,018,634

	BlastGard	HighCom	pro forma adjustments	Combined

Revenues	$87,994	5,424,180		$5,512,174
Cos of Sales	64,961	3,892,431		3,957,392
Gross Profit	23,033	1,531,749		1,554,782
	-	-		-
Operating Expenses	400,344	1,944,793	193,333	2,538,470
Other (income)expense	86,302	117,435		203,737
Income taxes	-	5,080		5,080
Net loss	$(463,613)	(535,559)	(193,333)	$(1,192,505)

Earning (Loss) per share
Basic	(0.01)	(0.05)		(0.01)
Diluted	(0.01)	(0.05)		(0.01)

Weighted average shares		Acquisition shares
Basic	70,940,142	9,820,000		80,760,142
Diluted	70,940,142	9,820,000		80,760,142

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLASTGARD INTERNATIONAL, INC.

May 20, 2011	By:	/s/ Michael J. Gordon
Michael J. Gordon
Chief Executive Officer